NUMBER

ZQ

COMMON STOCK
PAR VALUE $1.00

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA, MARCH 10, 1931

SOUTHWEST GAS CORPORATION

THIS CERTIFICATE IS TRANSFERABLE IN LAS VEGAS OR IN THE CITY OF NEW YORK.

SHARES

CUSIP 844895 10 2

SEE THE REVERSE HEREOF FOR CERTAIN DEFINITIONS AND THE LOCATION OF THE OFFICE FROM WHICH A STATEMENT OF THE RIGHTS, PRIVILEGES, PREFERENCES AND RESTRICTIONS RELATING TO THE RESPECTIVE CLASSES OF SHARES OF THE CORPORATION MAY BE OBTAINED.

This certifies that

Sample Copy for display purposes

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Southwest Gas Corporation, transferable on the books of the Corporation in person or by attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of Southwest Gas Corporation and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

DATED:

SOUTHWEST GAS CORPORATION
INCORPORATED
MARCH 10, 1931
CALIFORNIA

Secretary

Chairman

130784

Countersigned and Registered:
SOUTHWEST GAS CORPORATION
(Las Vegas, NV)
Transfer Agent and Registrar

By

Authorized Signature

© JEFFRIES BANKNOTE COMPANY

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  —  as tenants in common                                                 UNIF GIFT MIN ACT — . . . . . . . . . Custodian . . . . . . . .
  TEN ENT   —  as tenants by the entireties                                                                                          (Cust)                      (Minor)
  JT TEN       —  as joint tenants with right                                                                                         under Uniform Gifts to Minors
                             of survivorship and not as tenants in common                                                                                      Act . . . . . . . . . . . . . . .
                                                                                                                                                                             (State)
                                                                                                                UNIF TRF MIN ACT — . . . . . . . . . .Custodian (until age. . . . .)
                                                                                                                                                               (Cust)
                                                                                                                                                           .. . . . . . . . . .under Uniform Transfers
                                                                                                                                                           (Minor)
                                                                                                                                                            to Minors Act . . . . . . . . . . . .
                                                                                                                                                                                           (State)

        Additional abbreviations may also be used though not in the above list.

SOUTHWEST GAS CORPORATION

        The total number of authorized shares of capital stock of the Southwest Gas Corporation (“Company”) is 52,000,000 divided into three classes consisting of 5,000,000 shares of Preferred Stock without par value; 2,000,000 shares of Preference Stock, $20 par value; and 45,000,000 shares of Common Stock, $1 par value.

        Except as otherwise provided by law, Preferred Stock may be issued from time to time, in one or more series, and the Board of Directors of the Company is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Except as otherwise provided by law, the Preference Stock may be issued from time to time, in one or more series and the Board of Directors of the Company is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series, together with the designation of any such series and the number of shares which shall constitute any such unissued series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of that series. All such classes are senior to the Common Stock.

Dividend Rights

        The holders of the Common Stock are entitled to receive such dividend as may be declared by the Board of Directors, subject to the rights of the holders of outstanding shares of Preferred Stock.

Voting Rights

        Subject to the voting rights of the respective holders of Preferred Stock and Preference Stock from time to time outstanding, if any, holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other corporate matters where separate voting by classes is not required by law. Under California law, the holders of Common Stock are entitled to cumulate the votes in electing directors.

Liquidation Rights

        In the event of any liquidation, dissolution or winding up of the Company, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, the holders of Common Stock are entitled to receive pro rata, according to the number of shares held by each, all assets of the Company distributable to stockholders, but only after payment of all debt and payment to the holders of the Preferred Stock and Preference Stock of the full preferential amounts fixed for all outstanding shares of such stock, if any.

Miscellaneous

        The Restated Articles of Incorporation of the Company, as amended, authorize the directors to designate series within the Common Stock class. Under these provisions, the directors might authorize a series of Common Stock having a dividend rate higher than the dividend rate on shares of Common Stock outstanding at the time such series is created and the shares thereof issued. Shares of any such series would have no preference as to the payment of dividends, except as to the amount thereof. The Common Stock has no conversion, subscription or preemptive rights and is not subject to redemption, call or assessment.

        A complete statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares and upon the holders thereof as established by the Articles of Incorporation, as amended, may be obtained upon request and without charge by writing to Corporate Secretary, Southwest Gas Corporation, Post Office Box 98511, Las Vegas, Nevada 89193-8511.

      FOR VALUE RECEIVED __________________________________________________________hereby sell, assign and transfer unto

    PLEASE SHOW ASSIGNEE’S SOCIAL SECURITY OR
         OTHER TAXPAYER IDENTIFYING NUMBER
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___________________________________________________________________________________________________________Shares

of stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________________________

________________________________________________________________________________________________________Attorney

to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

      Dated: ____________________________

Signature(s) Guaranteed	———————————————————————————————
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration, enlargement or any change whatever.

By
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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.